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                                                                    Exhibit 99.3


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THIS DISCUSSION IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN OUR REGISTRATION STATEMENT ON FORM F-1 (FILE NO. 333-94899) PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

FLAG TELECOM GROUP OF COMPANIES

    FLAG Telecom was formed in February 1999 to be the parent company for the FLAG Telecom group of companies. The principal companies which comprise the FLAG Telecom group of companies are FLAG Limited, FLAG Atlantic Limited and FLAG Wholesale Services Limited. Pursuant to a restructuring on February 26, 1999, FLAG Limited became our 66% owned subsidiary and the other companies then comprising the FLAG Telecom group of companies became our wholly owned subsidiaries, other than FLAG Atlantic Limited in which we have a 50% ownership interest. On January 4, 2000, we acquired the remaining 34% ownership interest in FLAG Limited and FLAG Limited became our wholly owned subsidiary. The financial information presented herein comprises the consolidated results of FLAG Limited for the accounting periods to February 26, 1999 and the FLAG Telecom consolidated results for the period from incorporation to December 31, 1999. On February 16, 2000 FLAG Telecom completed an initial public offering of common shares.

REVENUE RECOGNITION

    Our primary business to date has been to sell capacity on the FLAG Europe-Asia cable system. The primary method by which we have sold capacity has been through agreements providing for an outright sale of, or the sale of a right of use of, the capacity for the lifetime of this system. Each agreement provides that, in return for payment of the purchase price, the customer receives beneficial ownership of the relevant capacity. In addition, the customer becomes responsible for paying the agreed maintenance charges.

    We have recognized revenues from capacity sales on the FLAG Europe-Asia cable system upon the date the risks and rewards of ownership of the relevant capacity are transferred to the customer, which is the date the capacity is made available for activation and the customer becomes responsible for maintenance charges. The Financial Accounting Standards Board issued a recent pronouncement (FASB Interpretation No. 43), as a result of which sales of fiber-optic cable capacity after June 30, 1999 are to be accounted for in the same manner as sales of real estate with property improvements or integral equipment. The application of this pronouncement will result in a deferral of revenue recognition for US GAAP purposes for certain capacity sale contracts that do not satisfy the necessary requirements of FASB Interpretation No. 43. This accounting treatment will not affect our cash flows from customers, who will continue to be liable for payments in accordance with the signed agreements.

    As a result of extending our range of products and services, we expect the greater part of our future sales to be under agreements which will require us to recognize revenues over the relevant term of these agreements. To the extent that we enter into contracts in the future that satisfy the requirements for sales type lease accounting, we will recognize revenues without deferral.

    We recognize revenues from providing maintenance and restoration services in the period in which we provide these services.

    We have previously considered revenues from operating lease transactions to be incidental. We have therefore recorded these revenues as reductions of the capacity available for sale. However, as noted above, the magnitude of these transactions has increased such that we will now recognize revenues from lease transactions over the term of the leases.


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    Payments due from purchasers of capacity are generally payable within
30 days; however, we have receivables outstanding greater than 30 days. We have established an allowance for doubtful accounts based on historical industry experience with potential uncollectible receivables and our expectations as to payments. As of December 31, 1999, we had an allowance of $6.8 million which principally relates to potential uncollectible amounts due from two carriers.

    All revenues from capacity sales agreements and billings of standby maintenance and restoration services are payable in U.S. dollars. All contracts for the provision by third parties of restoration are invoiced to us in U.S. dollars. Some vendor contracts for the provision to the FLAG Europe-Asia cable system of operations and maintenance services are payable in Japanese Yen, British Pounds, French Francs and Singapore Dollars in addition to U.S. dollars. Whenever deemed appropriate, we have hedged, and may continue to hedge, our exposure to foreign currency movements.

ACCOUNTING FOR THE CAPITAL COSTS OF THE FLAG TELECOM NETWORK

    We capitalized direct and indirect expenditures incurred in connection with the construction of the FLAG Telecom network. When a system was ready for commercial service we transferred such expenditures to capacity available for sale and charged a proportion of these expenditures to cost of sales as we recognized revenues from sales of capacity. In the case of the FLAG Europe-Asia cable system, the amount charged as cost of sales was a function of the allocated costs of construction for each segment and management's estimate of revenues from future capacity sales. As a result of the application of FASB Interpretation No. 43, sales on certain segments of the FLAG Europe-Asia cable system will not be able to satisfy the requirements for sales type lease accounting. The costs of these segments have been reclassified at July 1, 1999 from capacity available for sale to fixed assets and are being depreciated over their remaining useful life.

    As a result of extending our range of products and services, we expect the greater part of our future revenue to be under agreements that will be accounted for as operating leases or service contracts and will require us to recognize revenues over the relevant term of the agreements. We have therefore reclassified the remaining cost of the FLAG Europe-Asia cable from capacity available for sale to fixed assets in the first quarter of 2000. This cost will be depreciated over the remaining estimated economic life of the system. The construction costs of the FLAG Atlantic-1 cable system will be amortized over its economic life from the date it is ready for commercial service or will be written off as cost of sales against revenues from any transactions whose terms satisfy the requirements of sales-type lease accounting. Capital costs associated with development of the other elements of the FLAG Telecom network will be amortized over their respective economic lives.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

ADJUSTED CONSOLIDATED RESULTS

    The table below shows the significant income statement amounts, in thousands, for the year ended December 31, 1999, being a combination of the results of FLAG Limited for the period from January 1, 1999 to February 26, 1999 and the results of FLAG Telecom for the period from incorporation to December 31, 1999. These results have been adjusted to eliminate minority interests in


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order to enable a better comparison with the results for the year ended
December 31, 1998. These adjustments will not be reflected in our current and future financial statements.


                                                                ADJUSTED
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              -------------
Revenue:
Capacity sales..............................................    $120,157
Standby maintenance and restoration revenues................      42,285
                                                                --------
                                                                $162,442

Sales and other operating costs:
Cost of capacity sold.......................................    $ 49,643
Operations and maintenance (including non-cash compensation
  expense of $2,647)........................................      31,315
Sales and marketing (including non-cash compensation expense
  of $1,534)................................................      11,733
General and administrative (including non-cash compensation
  expense of $4,620)........................................      25,771
Depreciation and amortization...............................      11,366
Interest expense............................................      54,820
Interest income.............................................       9,013
Income from affiliates......................................         361
                                                                --------
Loss before income taxes....................................    $(12,832)

Provision for taxes.........................................       1,720
EBITDA......................................................     102,423
Adjusted EBITDA.............................................     128,112


REVENUES

    We recognized total revenue during the year ended December 31, 1999 of $162.4 million compared to $208.2 million in total revenue for the year ended December 31, 1998.

    We recognized revenue from the sale of capacity of $120.2 million for the year ended December 31, 1999 compared to $182.9 million during the year ended December 31, 1998. The reduction in revenue is partly attributable to our deferring the recognition of some revenues to subsequent periods as the result of our adoption of FASB Interpretation No. 43 with effect from July 1, 1999 and partly as a result of accounting revenues in 1998 including certain non-cash items. As of December 31, 1999, we had entered into sales transactions with over 90 international telecommunication carriers and internet service providers compared to 80 as of December 31, 1998.

    We recognized revenue from standby maintenance and restoration services of $42.3 million for the year ended December 31, 1999 compared to $25.3 million for the year ended December 31, 1998. The increase of $17.0 million for the year ended December 31, 1999 is primarily a result of the increase in cumulative capacity sales on the FLAG Europe-Asia cable system combined with an increase in revenue from restoration services. Restoration services refer to receipts from third party cable systems in respect of traffic routed on the FLAG Europe-Asia cable system during periods when these cable systems are temporarily out of service.

OPERATING EXPENSES

    For the year ended December 31, 1999, we recorded $49.6 million in respect of the cost of capacity sold compared to $101.3 million recorded in the year ended December 31, 1998. The decrease in the cost of capacity sold in the year ended December 31, 1999 is primarily a result of lower revenue recognized from capacity sales combined with sales of capacity on segments having a lower cost of sales


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percentage, computed as described above for that segment, compared to the cost of sales for the segments on which capacity was sold during the year ended December 31, 1998.

    During the year ended December 31, 1999, we incurred $31.3 million in operations and maintenance costs compared to $37.9 million for the year ended December 31, 1998. Operations and maintenance costs relate primarily to the provision of standby maintenance under maintenance zone agreements as well as salaries and overhead expenses directly associated with operations and maintenance activities. The decrease in operations and maintenance costs is largely a result of the termination of the program management services agreement with Bell Atlantic Network Systems in May 1998 combined with lower costs of some maintenance zone agreements.

    During the year ended December 31, 1999, we incurred $11.7 million in sales and marketing costs compared to $10.7 million incurred during the year ended December 31, 1998. Sales and marketing costs are comprised of all sales and marketing activities that are directly undertaken by us.

    During the year ended December 31, 1999, we incurred $25.8 million of general and administrative expenses compared to $21.7 million during the year ended December 31, 1998. The increase in general and administrative costs in the year ended December 31, 1999, is largely due to non-cash compensation expense in the amount of $4.6 million.

    Costs for the year ended December 31, 1999 noted above include charges for non-cash compensation expense in respect of awards under our long term incentive plan. These charges are required under US accounting standards and are purely accounting charges having no effect on cash flows.

    Depreciation expense for the year ended December 31, 1999 was $11.4 million compared to $0.8 million for the year ended December 31, 1998. The increase of $10.6 million is primarily a result of us adopting FASB Interpretation No. 43 which is effective from July 1, 1999, pursuant to which the cost of part of the FLAG Europe-Asia cable system which does not satisfy the requirements of sales type lease accounting is being depreciated over its remaining economic life. Prior to July 1, 1999, the cost of the FLAG Europe-Asia cable system was wholly accounted for as capacity available for sale for which no depreciation was recorded but which was expensed as cost of capacity sold as revenues were recognized.

INTEREST EXPENSE AND INTEREST INCOME

    Interest expense on borrowings decreased from $61.1 million for the year ended December 31, 1998 to $54.8 million for the year ended December 31, 1999. The decrease in interest expense of $6.3 million is attributable to a reduction in long term debt facility from $271.5 million as at December 31, 1998 to $190.0 million as at December 31, 1999 combined with a $1.8 million reduction in amortized financing costs.

    During the year ended December 31, 1999 we capitalized $1.3 million of interest costs as a component of construction in progress.

    We earned interest income of $9.0 million during the year ended
December 31, 1999 compared to $14.9 million earned during the year ended December 31, 1998. Interest was earned on cash balances and short term investments held by the collateral trustee for FLAG Limited's credit facility or in escrow arising from ongoing business operations.

PROVISION FOR TAXES

    The provision for taxes was $1.7 million for the year ended December 31, 1999 compared to $1.3 million for the year ended December 31, 1998. The tax provisions for these periods consist of taxes on income derived from capacity sales and standby maintenance revenue from customers in certain jurisdictions along the FLAG Europe-Asia cable system route where we are deemed to have a taxable presence or are otherwise subject to tax. At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda. In the event that such taxes are levied, we have received an undertaking from the Bermuda Government exempting us from all such taxes until March 28, 2016.


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EXTRAORDINARY ITEM

    In connection with a refinancing that took place on January 30, 1998, we recorded an extraordinary loss of $59.8 million in the statement operations for the year ended December 31, 1998. The loss on refinancing represents the write-off of unamortized deferred financing costs related to FLAG Limited's prior credit facility. No refinancing occurred in the year ended December 31, 1999.

    In addition, in connection with the refinancing in January 1998, FLAG Limited redeemed its outstanding preferred stock at a redemption price of 105% of the liquidation preference. We reflected the $8.5 million excess of the redemption value over the carrying value of the preferred stock on the date of the redemption as a decrease in additional paid-in capital in the year ended December 31, 1998. There were no costs of this nature recorded in the year ended December 31, 1999.


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